UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933


                      Commission file number 000-25415

                     TWIN FACES EAST ENTERTAINMENT CORP.

             (Exact name of registrant as specified in charter)


          Nevada                                  22-3374562
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     1850 E. Flamingo Rd., Suite #111-A
     Las Vegas, Nevada                            89119
     (Address of Principal Executive Office)      (Zip Code)

                     Consultant Stock Compensation Plan
                          (Full Title of the Plan)
                               (702) 866-5858
            (Registrant's Telephone Number, Including Area Code)

                        Michael Smolanoff, President
                     1850 E. Flamingo Rd., Suite #111-A
                           Las Vegas, Nevada 89119
                   (Name and Address of Agent for Service)


                                         Proposed
                                          maximum   Proposed
Title of Securities to be    Amount to   Offering    maximum    Amount of
registered                       be        price    aggregate  registration
                             registered     per     offering       fee
                                         share(2)     price
Common Stock (1)               33,000      .3435      $11,305         $2.98

1    Represents up to 33,000 shares of common stock to be offered for resale by the persons indicated in the prospectus included as part of this Registration Statement, in addition to the additional shares offered herein.

2    Calculated in accordance with Rule 457(h)(1) using the 5 day average of the bid and asked prices for the common stock on May 9, 2000.

PROSPECTUS                        The date of this Prospectus is May 9, 2000


                     TWIN FACES EAST ENTERTAINMENT CORP.

                     Up to 33,000 Shares of Common Stock
         Received by Directors, Officers, Consultants and Employees
              Under the Company's Consultant and Employee Stock
         Compensation Plan and Reoffered by Means of this Prospectus
         To Be Sold Either Privately or Through a Broker Transaction



Selling shareholders of Twin Faces East Entertainment Corp. ("Company") will offer their shares through the over-the-counter market or through NASDAQ, if the Company's common stock is then included for quotation on NASDAQ. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which limits sales by each selling shareholder in any one month period to the greater of 1% of the total outstanding common stock (or approximately 45,173 shares after the issuance of the shares herein) or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that brokers and dealers effecting transactions will be paid the normal and customary commissions for market transactions; however the Shares may be sold in a private transaction.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

   The securities offered hereby involve a high degree of risk. See "Risk
                                  Factors."

                     SUMMARY OF PROSPECTUS

The Company

This prospectus accompanies reoffers by consultants and employees of the Company of shares of common stock received through the Company's Consultant and Employee Compensation Plan. The Company, pursuant to the S-8
Registration, dated this same date, has registered 33,000 of the Company's common stock, of which all such shares have been received, concurrent herewith, pursuant to the Company's Consultant and Employee Compensation Plan. The Company's principal offices are located at 1850 E. Flamingo Rd., Suite 111-A, Las Vegas, Nevada 89119, telephone number (702) 866-5858.

                          RISK FACTORS

The purchase of the securities offered hereby is subject to risk. Investors should evaluate these risk factors carefully.

Need for Additional Financing. The Company currently operates through revenues generated by sales of the Company's products. There is no assurance that such sales will continue as they have in the past, or will increase in the future. In order to succeed the Company may require additional capital for working capital and for marketing. There can be no assurance that such financing will be available, when required, on acceptable terms.

Competition. We compete with numerous other entertainment and film production companies. Many of these competitors have substantially greater resources than we do. Should a larger and better financed company decide to directly compete with us, and be successful in its competitive efforts, our business could be adversely affected.

Markets   Uncertain.  Despite  the  business  experience  of  the   officers,
directors, and principal shareholders of the Company, and the Company's products there can be no assurance that markets for the Company's products will continue to be sizable enough to permit the Company to operate profitably.

Reliance on Management. All decisions with respect to the management of the Company will be made exclusively by its officers and directors. To a large extent, the success of the Company will depend upon the quality of the management provided by its officers and directors.

Dependence upon Key Personnel. The success of the Company will be largely dependent on the personal efforts of key employees, officers, and directors, who are responsible for the development of the business of the Company. If any of the key employees, officers or directors should, for whatever the reason, cease to serve the Company, the Company may find it difficult to find replacements within a short time frame, and thus, the Company's ability to meet its goals could be adversely affected.

Factors  Affecting  Operating Results. The manufacture  and  distribution  of entertainment and educational related production which the Company is involved with is not an exact science and inevitably involves a significant degree of uncertainty, particularly with respect to the types of entertainment and educational products demanded by the market place. There can therefore be no assurance that the Company's activities will result in the economical production and sales of its products. Moreover, the operating results of the Company may be adversely affected by other factors such as changes in material costs, shortages of scripts, and increased production costs.

Company Capitalization. To the extent that the funding may be insufficient to meet expenses, the Company may be required to obtain the funds through additional borrowings by raising funds through selling equity interests in the Company. Management believes that operating profits can be generated, but both the production of intellectual properties and any return to Shareholders may take considerably longer than anticipated.

                                   PART I

General

     Twin Faces East Entertainment Corporation, a Nevada corporation (the "Company") is a development stage company formed in 1997. The Company was incorporated under the laws of the State of Delaware on December 5, 1997 and reincorporated under the laws of the State of Nevada on June 17, 1998. The re-incorporation in the State of Nevada was the result of Nevada's policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws, which are periodically updated and revised to meet changing business needs. In addition, Nevada continues to pursue a position of no corporate taxation.

     We are in the development stage as a producer of entertainment and educational related programming and technology, which originated through the efforts of Dr. Michael Smolanoff, a director and officer of the Company. Our products include; (i) documentary films of Dr. Albert Einstein, and (ii) feature film and television scripts.

     The Einstein Properties are the result of Dr. Smolanoff's acquisition of the films from Peter A. Buckey. Peter A. Buckey, the son of one of Albert
Einstein's  oldest and closest friends, provides a rare insight  into  Albert
Einstein's private life, opinions, and foibles that are now folded into unique and rare videos. The Company owns original 16mm film footage of rare moments such as the family vacation when Einstein wrote that fateful letter to Franklin D. Roosevelt that led to the Manhattan Project. Peter was Einstein's driver, and companion initiating extensive dialogue, keeping copious notes, and storing and recording priceless memories. Hear up close and personal tales of the sailor who couldn't swim, and the youth recalling a professor's admonishment not to pursue physics due to his single-mindedness. We have ownership of the film, still photos, narration by Mr. Buckey, and have received numerous requests for development of the various products into books, a documentary, photo exhibits, and similar entertainment venues.

     "Pages From A Rabbit Journal"T, a children's book and future film script was created by Dr. Smolanoff. The story is of The Rabbit Family's adventures in their travels through the forest with many character developments along the path of their journey. The story has been turned into a series of twenty-two minute animated video episodes, each a cliffhanger and with a positive children's message. The initial video episode, will serve as a pilot for a television series which is contracted through Nightwing Entertainment Group, Inc. to be shown on Fox Children's Network and/or Nickelodeon. In addition, Channel America, through a contract with Nightwing Entertainment Group, Inc.
has  agreed  to show between 13 to 65 episodes of the series.    Further,  an
agreement is in place with Nightwing Entertainment Group, Inc. that provides for Congress Home Video to distribute a minimum of twelve of each episode into approximately 22,000 video stores nationwide.

      The Company's principal executive offices are located at 1850 E. Flamingo Rd., Suite #111-A, Las Vegas, Nevada; telephone (702) 866-5858.

Management

    NAME AND ADDRESS      AGE            POSITION HELD-RELATIONSHIP
Michael Smolanoff         55    Chief Executive Officer, President, Director
Stan Teeple               50    Executive VP, Secretary, Treasurer, Director
Hyman Shwartzberg, MD     32    Director
Bruce Taffet              51    Director

Michael Smolanoff- Michael Smolanoff has been President and a Director of the Company since its inception. From 1993 to present, Dr. Smolanoff has been self-employed selling scripts, articles, and music. Dr. Michael Smolanoff has over 30 years of experience in creative development fields. He is a Juilliard graduate and past professor at Rutgers University and Philadelphia Music Academy. He has written and produced a plethora of music albums, concerts, children's programs, and works for the theatre. He is listed in the International Who's Who of music, Who's Who in America, Men of
Achievement, Outstanding Young Men of America, and the Dictionary of Distinguished Americans. He is the creator and developer of the "Tales of a Rabbit Journal" and responsible for contract development to place this animated series with the Fox Kids Network as well as distribution agreements for placement into retail video stores nationwide. He is a member of the National Academy of Television Arts and Sciences, and the American Society of Composers, Authors and Publishers.

Stanley L. Teeple- Stan Teeple is Executive Vice President, Secretary and Treasurer from March, 1997 to present. From 1979 until present, Mr. Teeple has been President and Chief Executive Officer of Stan Teeple, Inc., a consulting firm specializing in business. Stan has recently joined Dr. Smolanoff for development of the various assets and interests in the marketplace. Stan attended Business School at the University of Colorado and has a strong national brands corporate background. In Stan's 20 plus year career as a management consultant, sales and marketing consultant, and turnaround specialist counts among his business specialties, entertainment, intellectual property licensing, food manufacturing, the travel industry and retailing of everything from apparel to fast food. His recent client list includes, United Artists Theatre Circuit, General Mills, Inc., United Airlines, Inc., Kellogg's USA, Warner Lambert and Premiere Innovations, Inc.

Bruce Taffet Bruce Taffet has been a Director of the Company since April 1998. From 1979 until present Mr. Taffet has worked as an executive with United Artists Theatre Circuit. From 1995 until present, Bruce has been Executive Vice President of Concessions, Marketing, and Purchasing for United Artists. Mr. Taffet has approximately 30 years experience in the entertainment industry. Starting in 1969, Bruce was the owner/operator of the Orkin Taffet Theatres in Jackson, Mississippi. Mr. Taffet has served as an officer or director with the National Association of Theatre Operators, National Association of Concessionaires, Variety Club of America, The 2% Club, and MPP Pioneers.

Hyman  Shwarzberg, MD. Hyman Shwarzberg, MD, a Director of the Company  since
April 1998, is a physician, entrepreneur and investor. From 1994 until present Dr. Shwarzberg has served as Assistant Professor and Director of Radiology at Mount Sinai Medical Center-Queens Hospital Center Affiliate in New York. Dr. Shwarzberg is a graduate of Yeshiva University Undergraduate School and a graduate of Albert Einstein College of Medicine.

Legal Proceedings

     On November 22, 1999, Twin Faces East Entertainment Corporation filed a complaint against Daniel Covell in the U.S. District Court, District of New Jersey.

Submission of Matters to Vote to Shareholders

      No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the Company's fiscal year ended December 31, 1999.

Properties.

     The Company currently subleases 600 square feet of executive office space at 1850 E. Flamingo Rd., Suite 111A, Las Vegas, Nevada 89119, on a month to month basis at a cost of $800 per month starting June 1, 1999. The space is for general administration and is sufficient for the current needs of the Company. We anticipate that we will require additional space in the future but does not anticipate any difficulty in obtaining such space in its immediate vicinity at favorable rates.

                            OFFERING SHAREHOLDERS

The following table lists the shares of Company common stock held by Michael Smolanoff and Stanley Teeple proposing to sell their shares, the percentage held by each, and the shares currently proposed to be reoffered by them pursuant to this Prospectus.

Shareholder           Number of   New Shares     Percent      Percent of
                        Shares      Offered      Before       Total After
                                                Offering       Offering
Donald Stoecklein       49,660      33,000         1%             2%
TOTAL                               33,000

                                   PART II

Item 3. Information with Respect to the Company

This prospectus is accompanied by the Company's Form 10SB, and its latest Quarterly Reports filed subsequent thereto, for quarter ending March 31, 1999, 2nd Quarter ending June 30, 1999, 3rd Quarter ending September 30, 1999 and Form 10KSB ending December 31, 1999. These Annual, Quarterly and Current Reports, as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are hereby incorporated by reference in this prospectus and may be obtained upon the oral or written request of any person to the Company at 1850 E. Flamingo Rd., Suite #111-A, Las Vegas, Nevada 89119 telephone number (702) 866-5858

Incorporation of Documents by Reference.

The registrant incorporates the following documents by reference in this Registration Statement:

(a) The registrants Form 10SB filed for the year ended February 18, 1999;
(b) The registrants Quarterly Report on Form 10-QSB for the quarter ending March 31, 1999.
(c) The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 1999.
(d) The registrants Quarterly Report on Form 10-QSB for the quarter ending September 30, 1999.
(e) The registrants Form 10KSB for the year ending December 31, 1999
(f) The registrants Form 8-K filed June 30, 1999
(g) The registrants Form 8-K filed July 29, 1999
(h) The registrants Form 8-K filed October 5, 1999

Item 4. Description of Securities

General

     The Company's authorized capitalization is 20,000,000 shares, consisting of 20,000,000 shares of Common Stock, par value $.001 per share, of which 4,517,349, (as of May 9, 2000 there were 4,484,349 shares outstanding) shares will be issued and outstanding after issuance to the selling shareholders, and the additional shares, referred to in the preceding section.

Common Stock
      Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the Common Stock. Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock
      The Company's Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this filing. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's
Certificate of Incorporation and limitations imposed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders.

      One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Item 5.  Interests of Named Experts and Counsel

     The shares issued and subject to this registration are issued in lieu of legal fees to Donald J. Stoecklein, counsel to the Company.

Item 6. Indemnification

     The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

      78.751 Indemnification of officers, directors, employees and agents; advance of expenses.
     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in  good faith and in a manner which he reasonably believed to be in  or  not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of  any  claim,  issue  or  matter therein, he must  be  indemnified  by  the
corporation  against  expenses,  including  attorneys'  fees,  actually   and
reasonably incurred by him in connection with the defense.
     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation
only   as  authorized  in  the  specific  case  upon  a  determination   that
indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By the stockholders:
     (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or
     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.
     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
   (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
   (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption From Registration Claimed.

      All of the shares were exempt from the registration requirements of the Securities Act of 1933 as amended by virtue of Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

Item 8. Exhibits.

3.1  Articles of Incorporation of registrant(1).
3.2  Bylaws (2).
5     Opinion of Donald J. Stoecklein, Attorney-at-law, regarding legality of shares being issued (3).
10   Consultant Stock Compensation Plan/Consultants Agreements (3).
__________________________________________
(1) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25415;
(2) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25415;
(3) Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement referring to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 9th day of May 2000.

TWIN FACES EAST ENTERTAINMENT CORP.

By :/s/ Michael Smolanoff
       Michael Smolanoff, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 23, 1999.

Signature                Title                         Date

/s/ Michael Smolanoff    President, Director                May 9, 2000
Michael Smolanoff

/s/ Stan Teeple               Secretary/Treasurer, Director      May 9, 2000
Stan Teeple

/s/ Hyman Shwartzberg    Director                           May 9, 2000
Hyman Shwartzberg

/s/ Bruce Taffet1        Director                           May 9, 2000
Bruce Taffet

                                  EXHIBIT 5
                     Opinion and Consent of
                      Donald J. Stoecklein

ATTORNEY AT LAW
                                             Telephone (702) 794-2590
                                             Facsimile (702) 794-0744
DONALD J. STOECKLEIN
      Practice Limited to Federal Securities


1850 E. Flamingo Rd., Suite #111, Las Vegas, Nevada 89119

                                        May 9, 2000

Mr. Michael Smolanoff
President
TWIN FACES EAST ENTERTAINMENT CORP.
1850 E. Flamingo Rd., Suite #111-A
Las Vegas, Nevada 89119

     RE: REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Smolanoff:

You have requested our opinion as to the legality of the registration by you, Twin Faces East Entertainment Corp. (the "Corporation") of up to 33,000 shares of Common Stock ( the "shares") pursuant to a Registration Statement, dated May 9, 2000, on Form S-8 ( the "Registration Statement") to be filed on May 10, 2000:

As your counsel we have reviewed and examined:

1.   The  Articles  of  Incorporation of the  Corporation,  as  amended  (the
     "Articles");

2. The Bylaws of the Corporation, as certified by the Secretary of the Corporation;

3.   The Resolutions of the corporation authorizing the registration;

4.   The minute book of the Corporation;

5.   The Corporation's 10SB filed February 18, 1999;

6.   The Corporation's 10-QSB for the first quarter 1999;

7.   The Corporation's 10-QSB for the second quarter 1999;

8.   The Corporation's 10-QSB for the third quarter 1999;

9.   The Corporation's 10KSB for the year ending December 31, 2000

10.  The Consultant and Employee Stock Compensation Plan; and

11. Such other matters as we have deemed relevant in order to form our opinion.

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares): (i) will have been duly authorized, legally issued, fully paid and nonassessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency.

Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

This Opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

Notwithstanding the above, we consent to the use of our opinion in regards to the Request to Transfer Agent for transfer of the above referred to shares.




                                        Yours Very Truly,


                                        /s/ Donald Stoecklein

                                        Donald J. Stoecklein

                                 EXHIBIT 10
                  CONSULTANT AND EMPLOYEE STOCK OPTION PLAN

                  AMENDED AND RESTATED MAY 2000 CONSULTANT
                                     AND
                      EMPLOYEE STOCK COMPENSATION PLAN
                     Twin Faces East Entertainment Corp.

                                     I.
                            Purpose of the Plan.

The purpose of this Plan is to further the growth of Twin Faces East Entertainment Corp. ("Twin Faces") by allowing the Company to compensate officers, directors, consultants and certain other persons providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary, through the award of Twin Face's common stock.

                                     II.
                                 Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. "Award" means any grant of Common Stock made under this Plan.

2. "Board of Directors" means the Board of Directors of Twin Faces.

3. "Code" means the Internal Revenue Code of 1986, as amended.

4. "Common Stock" means the common stock, par value $ .001 per share, of Twin Faces.

5. "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. "Employee" means any person or entity that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company in a key capacity; an officer or director of Twin Faces or one or more Subsidiaries; a person or company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.

7. "Subsidiary" means any corporation that is a subsidiary with regard to Twin Faces as that term is defined in Section 424(f) of the Code.

                                    III.
                         Effective Date of the Plan

The effective date of this Amended Plan is May 9, 2000.


                                     IV.
                         Administration of the Plan

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

                                     V.
                          Stock Subject to the Plan

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan as of this date and subject to subsequent amendment is 33,000 shares. The Common Stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by Twin Faces. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

                                     VI.
                     Persons Eligible to Receive Awards

Awards may be granted only to Employees, or Consultants of the Company, in their individual capacity only.

                                    VII.
                              Grants of Awards

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees or Consultants Awards are to be granted, and the number of shares of Common Stock as to which awards granted to each Employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder. The Board of Directors upon approval of the issuance of shares pursuant to this plan shall provide as an exhibit, the party to whom shares are issued, and the number of shares issued.

                                    VIII.
                       Delivery of Stock Certificates

As promptly as practicable after authorizing the grant of an Award Twin Faces shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted.

                                     IX.
                                 Employment

Nothing in this Plan or in the grant of an Award shall confer upon any Employee or consultant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any employee at any time for any reason whatsoever, with or without cause.

                                     X.
                            Laws and Regulations

The obligation of Twin Faces to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Twin Faces be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

                                     XI.
                            Withholding of Taxes

If subject to withholding tax, the Company shall be authorized to withhold from an Employer's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding tax to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

                                    XII.
                            Reservation of Shares

Twin Faces shall at all times keep reserved for issuance on grant of awards under this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares Twin Faces may be required to be issued on the grant of Awards under this Plan.

                                    XII.
                           Termination of the Plan

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

                                    XIV.
                              Delivery of Plan

A Copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

No dealer, salesman, or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished or since the date of this Prospectus.